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                                                       Exhibit (j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees of the
American Independence Funds Trust:


We consent to use of our report dated December 28, 2004 for the American Independence Funds Trust - Money Market Fund, UltraShort Bond Fund, Intermediate Bond Fund, Stock Fund, International Multi-Manager Stock Fund, and Kansas Tax-Exempt Bond Fund, which is incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm," and "Financial Statements" in the Statement of Additional Information, included herein.

/s/ KPMG LLP

Columbus, Ohio
February 22, 2005



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees of the
American Independence Funds Trust:


We consent to use of our report dated December 28, 2004 for the American Independence Funds Trust - NestEgg 2010 Fund, NestEgg 2020 Fund, NestEgg 2030 Fund, NestEgg 2040 Fund, and NestEgg Capital Preservation Fund, which is incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm," and "Financial Statements" in the Statement of Additional Information, included herein.

/s/ KPMG LLP

Columbus, Ohio
February 22, 2005